Exhibit 4.08

NEITHER THE WARRANTS REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY APPLICABLE STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY RECEIPT OF THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN EACH CASE, IN COMPLIANCE WITH THE SECURITIES LAWS OF ANY APPLICABLE STATE OF THE UNITED STATES; PROVIDED THAT, IN THE CASE OF SUBPARAGRAPH (B), A DECLARATION IS ADDRESSED AND PROVIDED TO THE CORPORATION TO THE EFFECT THAT THE SECURITIES HAVE BEEN SOLD PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IN SUCH FORM AS THE CORPORATION MAY PRESCRIBE FROM TIME TO TIME; AND PROVIDED FURTHER THAT, IN THE CASE OF SUBPARAGRAPHS (C) AND (D), A WRITTEN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION IS ADDRESSED AND PROVIDED TO THE CORPORATION, TO THE EFFECT THAT THE PROPOSED TRANSFER MAYBE EFFECTED WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OF THE UNITED STATES.

WARRANT CERTIFICATE

To Subscribe for and Purchase Common Shares of

Edison Oncology Holding Corp.

(the “Corporation”)

No. CW-2022.01	Warrants to Purchase 40,000 Common Shares

THIS IS TO CERTIFY that, for value received, the receipt and sufficiency of which is hereby acknowledged, GERALD AMATO or his permitted assignee (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth below, including without limitation any adjustment to the subscription rights provided for hereunder in accordance with Section 8, to subscribe for and purchase from the Corporation up to FORTY THOUSAND (40,000) common shares of the Corporation (“Common Shares”) in accordance with the terms set forth herein.

1.	Definitions. In this Warrant Certificate, including the preamble, the following terms shall have the following meanings, respectively:

“Business Day” means a day other than a Saturday, Sunday or federal holiday in the United States;

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“Common Shares” has the meaning ascribed thereto in the introductory paragraph hereto;

“Capital Reorganization” means: (i) any reclassification of the Common Shares at any time outstanding; (ii) any change of the Common Shares at any time outstanding into other shares or securities; (iii) any sale of all of the Common Shares at any time outstanding to a third party; or (iv) any consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities) and, for the avoidance of doubt, shall not include a Share Reorganization;

“Corporation” means Edison Oncology Holding Corp., a corporation incorporated under the Laws of the State of Nevada;

“Exercise Price” has the meaning ascribed thereto in Section 2;

“Holder’’ has the meaning ascribed thereto in the introductory paragraph hereto;

“Share Reorganization” has the meaning ascribed thereto in Section 8(b);

“Subscription Form” means the form of subscription annexed hereto as Schedule A; and

“Warrants” means the common share purchase warrants represented by this Warrant Certificate.

2. Exercise Price. The Warrants represented by this Warrant Certificate entitle the Holder to subscribe for and purchase up to 40,000 Common Shares at a price per Common Share (the “Exercise Price”) of $3.84, subject to adjustment as provided herein.

3.	Expiration of Warrants.

(a)	Subject to early expiry in accordance with Section 3(b), all rights under this Warrant Certificate which have vested in accordance with Section 3(b) and have not been exercised pursuant to Section 4(a) shall cease and this Warrant Certificate shall be wholly void and of no valid or binding effect at 5:00 PM (Pacific Standard Time) on September 30, 2027.

(b)	The right to purchase the 40,000 Common Shares pursuant to the exercise of the Warrants represented by this Warrant Certificate shall vest immediately.

4.	Exercise of Warrants.

(a)	Manner of Exercise. The Warrants represented by this Warrant Certificate may be exercised, in whole or in part, by the surrender of this Warrant Certificate, with the attached Subscription Form duly executed, at principal office of the Corporation, or at such other office or agency as the Corporation may designate in writing, together with the aggregate Exercise Price, which may be satisfied by a Cash Exercise or a Cashless Exercise, as each is defined below. Certificates for any Common Shares due to the Holder upon Exercise shall be delivered to the Holder within a reasonable time, not exceeding ten Business Days, after all or any portion of the Warrants have been so exercised.

(b)	Payment of Exercise Price for Cash Exercise or Cashless Exercise.

(i)	Cash Exercise. The Holder shall deliver, with the Warrant Certificate and Subscription Form, payment to the Corporation, by wire or by certified cheque or bank draft, of the aggregate Exercise Price for the number of Common Shares in respect of which the Warrants are being exercised. The Corporation agrees that any Common Shares subscribed for and purchased by exercise of the Warrants shall be and be deemed to be issued to the Holder as the registered owner of such Common Shares as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid.

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(ii)	Cashless Exercise. The Holder, at its option, may exercise this Warrant in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall deliver, with the Warrant Certificate and Subscription Form, notice of cashless election, in which event the Corporation shall issue Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:

X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 4(b)(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company’s Common Stock during the fifteen (15) consecutive Business Days period immediately preceding the date in question.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority-in-interest of the Warrants and the Company (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or in the “pink sheets” by the Pink OTC Market, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

(c)	Unexercised Warrants. In the event that only a portion of the Warrants represented by this Warrant Certificate are exercised pursuant to Section 4(a), the Corporation shall, upon the surrender of this Warrant Certificate in accordance with Section 4(a), issue a replacement warrant certificate representing the right to subscribe for the remaining number of Common Shares which the Holder is entitled to subscribe for.

5. Not a Shareholder. For the avoidance of doubt, nothing in this Warrant Certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

6. No Fractional Shares. Notwithstanding any provisions to the contrary herein, the Corporation shall not be required to issue any fractional shares in the capital of the Corporation in connection with any exercise of the Warrants. If the calculation of the number of shares issuable upon such exercise results in a number which includes a fraction of whole shares, the Corporation shall issue to the Holder the largest number of whole shares into which the Warrants so exercised are exercisable and make a cash payment to the Holder in lieu of the fractional share in an amount determined in good faith by the Corporation’s board of directors; provided, however, that the Corporation shall not be required to make a cash payment in lieu of such fractional share if the amount of such cash payment would be less than $10.00.

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7.	Legends.

(a)	All certificates evidencing Common Shares issued on exercise of the Warrants shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY APPLICABLE STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN EACH CASE, IN COMPLIANCE WITH THE SECURITIES LAWS OF ANY APPLICABLE STATE OF THE UNITED STATES; PROVIDED THAT, IN THE CASE OF SUBPARAGRAPH (B), A DECLARATION IS ADDRESSED AND PROVIDED TO THE CORPORATION TO THE EFFECT THAT THE SECURITIES HAVE BEEN SOLD PURSUANT TO RULE 904 OF REGULATION SUNDER THE U.S. SECURITIES ACT, IN SUCH FORM AS THE CORPORATION MAY PRESCRIBE FROM TIME TO TIME; AND PROVIDED FURTHER THAT, IN THE CASE OF SUBPARAGRAPHS (C) AND (D), A WRITTEN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION IS ADDRESSED AND PROVIDED TO THE CORPORATION, TO THE EFFECT THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OF THE UNITED STATES.”

(b)	If the Common Shares are listed or quoted for trading on a recognized stock exchange, the certificates representing the Common Shares issued upon exercise of the Warrants shall bear such legend or legends as may be required in order for the Corporation to comply with the rules and regulations of such recognized stock exchange.

8.	Adjustment of Subscription Rights.

(a)	Capital Reorganization. If at any time while all or any portion of the Warrants remain outstanding there shall be a Capital Reorganization and the Holder exercises all or any portion of the Warrants after the effective date of such Capital Reorganization, the Holder shall be entitled to receive, in lieu of the number of Common Shares to which it was theretofore entitled to receive upon such exercise, the kind and amount of securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to receive upon such exercise of Warrants pursuant to Section 4(a) and the Corporation may make such other amendments to the terms of the Warrants as the board of directors of the Corporation in good faith considers equitable or necessary.

(b)	Share Reorganization. If at any time while all or any portion of the Warrants remain outstanding the Corporation shall (i) subdivide the Common Shares then outstanding into a greater number of Common Shares or (ii) consolidate the Common Shares then outstanding into a lesser number of Common Shares (each such event, a “Share Reorganization”), then:

(i)	the Exercise Price will be adjusted on the effective date of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such date by a fraction (A) the numerator of which is the number of Common Shares outstanding immediately before giving effect to the Share Reorganization and (B) the denominator of which is the number of Common Shares outstanding immediately after giving effect to the Share Reorganization; and

(ii)	concurrent with each adjustment of the Exercise Price in accordance with subparagraph 8(b)(i), the number of Common Shares the Holder shall be entitled to acquire on any exercise of the Warrants shall be adjusted to that number of Common Shares obtained by multiplying the number of Common Shares the Holder was entitled to acquire upon the exercise of the Warrants immediately prior to such adjustment by a fraction (A) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which is Exercise Price resulting from such adjustment.

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(c)	Rules Regarding Adjustment of Subscription Rights.

(i)	The adjustments provided for in this Section 8 are cumulative and shall be made successively whenever an event referred to herein shall occur.

(ii)	In the event of any dispute arising with respect to the adjustments provided in this Section 8, such dispute will, absent manifest error, be conclusively resolved by a firm of chartered accountants (the costs of which will be borne by the Corporation) appointed by the Corporation (who may be the Corporation’s auditors).

(iii)	As a condition precedent to the taking of any action which would require any adjustment pursuant to this Section 8, the Corporation will take any corporate action which may, in the opinion of counsel, be necessary in order that the securities to which the Holder is entitled on the full exercise of the Warrant shall be available for such purpose and that such shares may be validly and legally issued as fully paid and non-assessable shares.

(iv)	Any adjustment pursuant to this Section 8 is subject to the prior approval, if required, of any stock exchange or regulatory authority having jurisdiction over the Corporation.

(v)	As promptly as reasonably practicable after the occurrence of any event which requires an adjustment pursuant to this Section 8, the Corporation will deliver a written notice to the Holder specifying in reasonable detail the nature of the event requiring the adjustment and the nature of the adjustment necessitated by such event.

9. Mutilated or Missing Warrant Certificates. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Corporation, acting reasonably, or, in the case of any such mutilation, upon surrender of this Warrant Certificate, the Corporation will issue to the Holder a new certificate of like tenor in respect of the Warrants represented hereby.

10. Notice. Any notice or other communication to be delivered to the Holder hereunder shall be given in writing and delivered to the Holder by courier or registered mail to the address of the Holder set forth in the applicable securities register of the Corporation. Any such notice or other communication shall be deemed to be given and received on the second Business Day following the day on which it is sent.

11. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York and the laws of New York applicable therein. The Corporation hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the State of New York.

12. Severability. If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and (a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed and (b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant Certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant Certificate in any other jurisdiction.

13. Headings. The headings of the sections, subsections, paragraphs, subparagraphs and clauses of this Warrant Certificate have been inserted for convenience of reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.

14. Numbering of Articles, etc. Unless otherwise stated, a reference herein to a numbered or lettered Section, subparagraph or Schedules refers to the section, subparagraph or schedule bearing that number or letter in this Warrant Certificate.

15. Words Importing the Singular. Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural and vice versa.

16. Day not a Business Day. In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

17. Binding Effect. This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Corporation and its successors and permitted assigns.

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers under its corporate seal, and this Warrant Certificate to be dated the 30th day of Sept., 2022.

EDISON ONCOLOGY HOLDING CORP.

By:
Jeffrey A. Bacha Chief Executive Officer

Acknowledged and agreed by:
GERALD AMATO

By:
Name:	Gerald Amato
Title:	Holder

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SCHEDULE A

Edison Oncology Holding Corp.

Subscription Form

(to be signed only upon exercise of the Warrants)

The undersigned hereby exercises the Warrants represented by the Warrant Certificate included herewith with respect to_________________ Common Shares which may be purchased under Warrant Certificate No. CW-2021.01.

The Corporation is instructed to issue certificates for such Common Shares in the name of the undersigned and to deliver the same to the address indicated.

Name

Street and Number City and State

Purchaser’s Signature*

Date

* Signature must conform exactly with the name of the registered owner on the Warrant Certificate included herewith

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